UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

Riverview Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events

On May 21, 2021, Riverview Bank, the wholly-owned subsidiary of Riverview Financial Corporation, completed its previously announced branch sale to AmeriServ Financial Bank, whereby AmeriServ Financial Bank acquired the branch office and deposit customers of Citizens Neighborhood Bank (“CNB”), an operating division of Riverview Bank, located in Meyersdale, Pennsylvania, as well as the deposit customers of CNB’s leased branch office in the Borough of Somerset, Pennsylvania. The transferred deposits totaled approximately $43.7 million and were acquired for a 3.71% deposit premium.

On May 24, 2021, the parties issued a joint press release announcing the completion of the transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. None.
(b) Pro Forma Financial Information. None.
(c) Shell Company Transactions. None.
(d) Exhibits.

  Exhibit Number     Description
99.1	Joint Press Release dated May 24, 2021
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto, duly authorized.
RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: May 24, 2021	By:	/s/ Brett D. Fulk
Brett D. Fulk
Chief Executive Officer